Exhibit (b)
BY-LAWS

Of

PARAMOUNT INSTITUTIONAL ACCESS FUND

          These By-Laws are made and adopted pursuant to Section 3.9 of the Amended and Restated Agreement and Declaration of Trust of PARAMOUNT INSTITUTIONAL ACCESS FUND dated as of _____ [   ], 2011, as from time to time amended (hereinafter called the “Declaration”). All words and terms capitalized in these By-Laws shall have the meaning or meanings set forth for such words or terms in the Declaration.  The provisions of Sections 14.3 and 14.6 of the Declaration shall apply to these Bylaws mutatis mutandis.

ARTICLE I

Shareholder Meetings

 1.1      Meetings of Shareholders. The Trust shall not hold annual meetings of the Shareholders. A special meeting of Shareholders may be called at any time by a majority of the Trustees or the Principal Executive Officer or the Principal Accounting Officer and shall be called by any Trustee for any proper purpose upon written request of Shareholders of the Trust holding in the aggregate not less than 51% of the outstanding Shares of the Trust having voting rights, such request specifying the purpose or purposes for which such meeting is to be called. Any Shareholder meeting shall be held within or without the State of Delaware on such day and at such time as the Trustees shall designate.

                    1.2      Voting. Shareholders shall have no power to vote on any matter except matters on which a vote of Shareholders is required by applicable law, this Declaration or resolution of the Trustees. There shall be no cumulative voting in the election or removal of Trustees.

                     1.3      Notice of Meeting and Record Date. Notice of all meetings of Shareholders, stating the time, place and purposes of the meeting, shall be given by the Trustees to each Shareholder of record entitled to vote thereat at its registered address, mailed at least 10 days and not more than 90 days before the meeting or otherwise in compliance with applicable law.  Notice of any meeting of Shareholders shall be (i) given either by hand delivery, telephone, overnight courier, telegram, facsimile, telex, telecopier, electronic mail or other electronic means or by mail, postage prepaid, and (ii) given or addressed to the Shareholder at the phone number, address, facsimile number, e-mail address or other contact information of that Shareholder appearing on the books of the Trust or its transfer agent.  Notice shall be deemed to have been given at the time when made by telephone, delivered personally, deposited in the mail or with an overnight courier or sent by telegram, facsimile, telex, telecopier, electronic mail or other means of communication.  Only the business stated in the notice of the meeting shall be considered at such meeting.  No notice of any meeting need be given to any Shareholder who attends such meeting in person or to any Shareholder who waives notice of such meeting (which waiver shall be filed with the records of such meeting), whether before or after the time of the meeting.  In the absence of fraud, any irregularities in the notice of any meeting or the nonreceipt of any such notice by any of the Shareholders shall not invalidate any action otherwise properly taken at any such meeting.  Prior to the date upon which any meeting of Shareholders is to be held, the Trustees may postpone such meeting one or more times for any reason by giving notice to each Shareholder entitled to vote at the meeting so postponed of the time and place at which such meeting will be held.  Such notice shall be given not fewer than two (2) days before the date of such meeting and otherwise in accordance with this Section 1.3.  Any Shareholders’ meeting may be adjourned by the chairman of the meeting one or more times for any reason, including the failure of a quorum to be present at the meeting or the failure of any proposal to receive sufficient votes for approval.  A Shareholders’ meeting may be adjourned by the chairman of the meeting as to one or more proposals regardless of whether action has been taken on other matters.  No notice of adjournment of a meeting to another time or place need be given to Shareholders if such time and place are announced at the meeting at which the adjournment is taken or reasonable notice is given to persons present at the meeting, and if the adjourned meeting is held within a reasonable time after the date set for the original meeting.  Any business that might have been transacted at the original meeting may be transacted at any adjourned meeting.  If, after a postponement or adjournment, a new record date is fixed for the postponed or adjourned meeting, the secretary shall give notice of the postponed or adjourned meeting to Shareholders of record entitled to vote at such meeting.  Any irregularities in the notice of any meeting or the nonreceipt of any such notice by any of the Shareholders shall not invalidate any action otherwise properly taken at any such meeting.

 1.4      Principal Executive Officer. The Principal Executive Officer shall preside as chairman at all meetings of the Shareholders; in the absence of the Principal Executive Officer, the Trustee or Trustees present at each meeting may elect a temporary chairman for the meeting, who may be one of themselves.

 1.5       Proxies; Voting. Shareholders may vote either in person or by duly executed proxy, each full share represented at the meeting shall have one vote, and each fractional share shall have a vote of such fraction, all as provided in Article XI of the Declaration. Subject to the provisions of the Delaware Statutory Trust Act, the Declaration and these By-laws, the Delaware General Corporation Law relating to proxies, and judicial interpretations thereunder, shall govern all matters concerning the giving, voting or validity of proxies, as if the Trust were a Delaware corporation and the Shareholders were stockholders of a Delaware corporation.

 1.6       Fixing Record Dates. For the purposes of determining the Shareholders who are entitled to notice of and to vote at any meeting, the Trustees may, without closing the transfer books, fix a date not more than 90 nor less than 10 days prior to the date of such meeting of Shareholders as a record date for the determination of the Persons to be treated as Shareholders of record for such purposes and only such Shareholders shall have a right to vote notwithstanding any transfer of shares on the books of the Trust after the record date. If the Trustees do not, prior to any meeting of Shareholders, so fix a record date or close the transfer books, then the date of mailing notice of the meeting or the date upon which the dividend resolution is adopted, as the case may be, shall be the record date.

            1.7       Inspectors of Election. In advance of any meeting of Shareholders, the Trustees may appoint Inspectors of Election to act at the meeting or any adjournment thereof. If Inspectors of Election are not so appointed, the chairman of any meeting of Shareholders may, and on the request of any Shareholder or Shareholder proxy shall, appoint Inspectors of Election of the meeting. The number of Inspectors of Election shall be either one or three. If appointed at the meeting on the request of one or more Shareholders or proxies, a majority of Shares present shall determine whether one or three Inspectors of Election are to be appointed, but failure to allow such determination by the Shareholders shall not affect the validity of the appointment of Inspectors of Election. In case any person appointed as Inspector of Election fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Trustees in advance of the convening of the meeting or at the meeting by the person acting as chairman. The Inspectors of Election shall determine the number of Shares outstanding, the Shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, shall receive votes, ballots or consents, shall hear and determine all challenges and questions in any way arising in connection with the right to vote, shall count and tabulate all votes or consents, shall determine the results, and do such other acts as may be proper to conduct the election or vote with fairness to all Shareholders. If there are three Inspectors of Election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. On request of the chairman, if any, of the meeting, or of any Shareholder or Shareholder proxy, the Inspectors of Election shall make a report in writing of any challenge or question or matter determined by them and shall execute a certificate of any facts found by them.

ARTICLE II

Trustees

             2.1      Regular Meetings. Regular meetings of the Trustees may be held without call or notice and shall generally be held quarterly at such places and at such times as the Trustees from time to time may determine. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Trustees need be stated in the notice or waiver of notice of such meeting and no notice need be given of action proposed to be taken by unanimous written consent.

             2.2      Special Meetings. Special meetings of the Trustees may be held from time to time upon the call of the Principal Executive Officer, or the Principal Accounting Officer or any two Trustees, sufficient notice thereof being given to each Trustee by the Secretary or an Assistant Secretary or by the officer or the Trustees calling the meeting. It shall be sufficient notice to a Trustee of a special meeting to deliver notice to the Trustees orally not less than 24 hours, or in writing not less than 72 hours, before the meeting at his or her usual or last known business or residence address. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him or her before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

             2.3      Chairman; Records. The Trustees may appoint one of their number to be Chairman of the Board of Trustees.  The Chairman shall preside at all meetings of the Trustees and shall have such other duties as may be determined by the Trustees.  The results of all actions taken at a meeting of the Trustees, or by unanimous written consent of the Trustees, shall be recorded by the person appointed by the Board of Trustees as the meeting secretary.

  2.4      Committees.  Except to the extent otherwise provided under the Declaration, these By-laws or applicable law, the Board of Trustees may, by resolution, delegate, any or all of its powers and duties granted hereunder or under the Declaration to one or more committees of the Board of Trustees, each consisting of two or more Trustees, and to the extent any such powers or duties are so delegated, action by such committee shall be deemed for all purposes to be action by the Board of Trustees.  All such Trustees serving on any such committee shall serve at the pleasure of the Board of Trustees.  To the extent applicable, notice shall be given to, and action may be taken by, any Trustees on any such committee as herein provided with respect to notice to, and action by, the Board of Trustees.  Except as further limited by Trustees, if an executive committee has been designated, when the Trustees are not in session the executive committee shall have and may exercise all powers of the Trustees in the management of the business and affairs of the Trust.

ARTICLE III

Officers

             3.1       Officers of the Trust. The officers of the Trust shall consist of a Principal Executive Officer, a Secretary, a Principal Accounting Officer, a Chief Compliance Officer and such other officers or assistant officers as may be elected or authorized by the Trustees. Any two or more of the offices may be held by the same Person, except that the same person may not be both Principal Executive Officer and Secretary. No officer of the Trust need be a Trustee.

             3.2       Election and Tenure. At the initial organization meeting, the Trustees shall elect the Principal Executive Officer, Secretary, Principal Accounting Officer, Chief Compliance Officer and such other officers as the Trustees shall deem necessary or appropriate in order to carry out the business of the Trust. All officers shall serve at the pleasure of the Trustees or until their successors have been duly elected and qualified. The Trustees may fill any vacancy in office or add any additional officers at any time.

            3.3      Removal of Officers. Any officer may be removed at any time, with or without cause, by action of a majority of the Trustees. This provision shall not prevent the making of a contract of employment for a definite term with any officer and shall have no effect upon any cause of action which any officer may have as a result of removal in breach of a contract of employment. Any officer may resign at any time by notice in writing signed by such officer and delivered or mailed to the Principal Executive Officer or Secretary, and such resignation shall take effect immediately upon receipt by the Principal Executive Officer or Secretary, or at a later date according to the terms of such notice in writing.

             3.4      Bonds and Surety. Any officer may be required by the Trustees to be bonded for the faithful performance of such officer’s duties in such amount and with such sureties as the Trustees may determine.

            3.5      Principal Executive Officer and Other Officers. The Principal Executive Officer shall preside at all meetings of the Shareholders and shall exercise and perform such other powers and duties as may be from time to time assigned to such person by the Trustees. Subject to such supervisory powers, if any, as may be given by the Trustees, the Principal Executive Officer shall be the chief executive officer of the Trust and, subject to the control of the Trustees, shall have general supervision, direction and control of the business of the Trust and of its employees and shall exercise such general powers of management as are usually vested in the office of chief executive officer of a Delaware business corporation. Subject to direction of the Trustees, the Principal Executive Officer shall have power in the name and on behalf of the Trust to execute any and all loans, documents, contracts, agreements, deeds, mortgages, registration statements, applications, requests, filings and other instruments in writing, and to employ and discharge employees and agents of the Trust. Unless otherwise directed by the Trustees, the Principal Executive Officer shall have full authority and power, on behalf of all of the Trustees, to attend, to act and to vote, on behalf of the Trust, at any meetings of business organizations in which the Trust holds an interest, or to confer such powers upon any other persons, by executing any proxies duly authorizing such persons. The Principal Executive Officer shall have such further authorities and duties as the Trustees shall from time to time determine. In the absence or disability of the Principal Executive Officer, the Secretary shall perform all of the duties of the Principal Executive Officer, and when so acting shall have all the powers of and be subject to all of the restrictions upon the Principal Executive Officer. Each of the Principal Executive Officer, the Principal Accounting Officer and the Secretary, and, subject to the direction of the Trustees and of the Principal Executive Officer, each officer appointed by the Trustees shall have the power in the name and on behalf of the Trust to execute any and all instruments in writing, and, in addition, shall have such other duties and powers as shall be designated from time to time by the Trustees or by the Principal Executive Officer.

             3.6     Secretary. The Secretary shall maintain the minutes of all meetings of, and record all votes of, Shareholders, Trustees and the executive committee, if any. The Secretary shall be custodian of the seal of the Trust, if any, and the Secretary (and any other person so authorized by the Trustees) shall affix the seal, or if permitted, facsimile thereof, to any instrument executed by the Trust which would be sealed by a Delaware business corporation executing the same or a similar instrument and shall attest the seal and the signature or signatures of the officer or officers executing such instrument on behalf of the Trust. The Secretary shall also perform any other duties commonly incident to such office in a Delaware business corporation, and shall have such other authorities and duties as the Trustees shall from time to time determine.

             3.7      Principal Accounting Officer. Except as otherwise directed by the Trustees, the Principal Accounting Officer shall have the general supervision of the monies, funds, securities, notes receivable and other valuable papers and documents of the Trust, and shall have and exercise under the supervision of the Trustees and of the Principal Executive Officer all powers and duties normally incident to the office of treasurer and chief financial officer of a Delaware business corporation. The Principal Accounting Officer may endorse for deposit or collection all notes, checks and other instruments payable to the Trust or to its order. The Principal Accounting Officer shall deposit all funds of the Trust in such depositories as the Trustees shall designate. The Principal Accounting Officer shall be responsible for such disbursement of the funds of the Trust as may be ordered by the Trustees or the Principal Executive Officer. The Principal Accounting Officer shall keep accurate account of the books of the Trust’s transactions which shall be the property of the Trust, and which together with all other property of the Trust in the Principal Accounting Officer’s possession, shall be subject at all times to the inspection and control of the Trustees. Unless the Trustees shall otherwise determine, the Principal Accounting Officer shall be the principal accounting officer of the Trust and shall also be the principal financial officer of the Trust. The Principal Accounting Officer shall have such other duties and authorities as the Trustees shall from time to time determine. Notwithstanding anything to the contrary herein contained, the Trustees may authorize any adviser, administrator, manager or transfer agent to maintain bank accounts and deposit and disburse funds of any series of the Trust on behalf of such series.

             3.8      Chief Compliance Officer. The Chief Compliance Officer shall be the chief compliance officer of the Trust appointed pursuant to Rule 38a-1 of the Investment Company Act of 1940, as amended.

             3.9      Other Officers and Duties. The Trustees may elect such other officers and assistant officers as they shall from time to time determine to be necessary or desirable in order to conduct the business of the Trust. Assistant officers shall act generally in the absence of the officer whom they assist and shall assist that officer in the duties of the office. Each officer, employee and agent of the Trust shall have such other duties and authority as may be conferred upon such person by the Trustees or delegated to such person by the Principal Executive Officer.

ARTICLE IV

Miscellaneous

             4.1      Depositories. In accordance with Section 7.1 of the Declaration, the funds of the Trust shall be deposited in such custodians as the Trustees shall designate and shall be drawn out on checks, drafts or other orders signed by such officer, officers, agent or agents (including the adviser, administrator or manager), as the Trustees may from time to time authorize.

             4.2      Signatures. All contracts and other instruments shall be executed on behalf of the Trust by its properly authorized officers, employees or other agents, as provided in the Declaration or By-laws or as the Trustees may from time to time by resolution provide.

            4.3       Seal. The Trust is not required to have any seal, and the adoption or use of a seal shall be purely ornamental and be of no legal effect. The seal, if any, of the Trust may be affixed to any instrument, and the seal and its attestation may be lithographed, engraved or otherwise printed on any document with the same force and effect as if it had been imprinted and affixed manually in the same manner and with the same force and effect as if done by a Delaware business corporation. The presence or absence of a seal shall have no effect on the validity, enforceability or binding nature of any document or instrument that is otherwise duly authorized, executed and delivered.

ARTICLE V

Share Transfers

             5.1      Transfer Agents, Registrars and the Like. As provided in Section 6.7 of the Declaration, the Trustees shall have authority to employ and compensate such transfer agents and registrars with respect to the Shares of the Trust as the Trustees shall deem necessary or desirable. In addition, the Trustees shall have power to employ and compensate such dividend disbursing agents, warrant agents and agents for the reinvestment of dividends as they shall deem necessary or desirable. Any of such agents shall have such power and authority as is delegated to any of them by the Trustees.

             5.2      Transfer of Shares. The Shares of the Trust shall be transferable on the books of the Trust only to the extent permitted by, and in compliance with, the provisions of Section 8.1 of the Declaration.  The Trust, or its transfer agents, shall be authorized to refuse any transfer unless and until presentation of such evidence as may be reasonably required to show that the requested transfer is proper.

ARTICLE VI

Amendment of By-Laws

             6.1      Amendment and Repeal of By-Laws. In accordance with Sections 3.9 and 13.3 of the Declaration, the Trustees shall have the power to amend or repeal the By-Laws or adopt new By-Laws at any time. Action by the Trustees with respect to the By-Laws shall be taken by an affirmative vote of a majority of the Trustees. The Trustees shall in no event adopt By-Laws which are in conflict with the Declaration, and any apparent inconsistency shall be construed in favor of the related provisions in the Declaration.

Adopted:  ______ ___, 2011